                                                              Exhibit 23.0


           Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration
Statements:

* Form S-8 No. 333-138413 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,
* Form S-8 No. 333-113214 pertaining to the Mueller Industries, Inc. Stock Option Agreements for William D. O'Hagan, Michael O. Fifer, and Robert J. Pasquarelli,
* Form S-8 No. 333-91238 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,
* Form S-8 No. 333-72726 pertaining to the Stock Option Agreements for Harvey L. Karp and William D. O'Hagan,
* Form S-8 No. 333-52325 pertaining to the Mueller Industries, Inc. 1998 Stock Option Plan, and
* Form S-8 No. 33-54705 pertaining to the Mueller Industries, Inc. 1994 Stock Option Plan and the 1994 Non-Employee Director Stock Option Plan;

of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. and with respect to the effectiveness of internal control over financial reporting of Mueller Industries, Inc., included in this Annual Report (Form 10-K) of Mueller Industries, Inc. for the year ended December 29, 2007.


                                       /s/ Ernst & Young LLP

Memphis, Tennessee
February 26, 2008